Exhibit  4

                 FIRST AMENDMENT TO CREDIT AGREEMENT

     This FIRST AMENDMENT TO CREDIT AGREEMENT (this "First
Amendment") dated as of May 1, 1997, is made and entered into among PENN VIRGINIA CORPORATION, a Virginia corporation
("Borrower"), the Banks (as thereinafter defined), and TEXAS
COMMERCE BANK NATIONAL ASSOCIATION, a national banking association ("TCB") acting in its capacity as agent for the Banks
(in such capacity, the "Agent").

     WHEREAS, Borrower, the financial institutions party thereto (the "Banks") and the Agent have heretofore entered into a Credit Agreement dated as of August 2, 1996 (the "Credit Agreement") providing for, among other things, revolving credit loans to made by the Banks to Borrower in a principal amount not to exceed $50,000,000 in the aggregate at anytime outstanding on the terms and subject to the conditions therein set forth; and

     WHEREAS, the parties desire to amend the Credit Agreement in order, among other things, to increase from $50,000,000 to $75,000,000 the aggregate commitments of the Banks under the Credit Agreement and to modify certain other provisions of the Credit Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth, and for other good and valuable consideration, the parties hereto agree as follows:

     1.     Modification of Section 1.1.

     1.1 Section 1.1 of the Credit Agreement is hereby amended by changing the definition therein of "Applicable
Eurodollar Margin" to read in its entirety as set forth below:

               "Applicable Eurodollar Margin" shall mean, with respect to each Eurodollar Borrowing:

(a)     on each day on which the Utilized Percentage of Borrowing
Base is less than twenty-five percent (25%), one-half of the percent (0.50%) per annum;

(b)     on each day on which the Utilized Percentage of Borrowing
Base is equal to or greater than twenty-five percent (25%) but less than fifty percent (50%), five-eighths of one percent
(0.625%) per annum;

(c)     on each day of which the Utilized Percentage of Borrowing
Base is equal to or greater than fifty percent (50%) but less than seventy-five percent (75%), seven-eighths of one percent
(0.875%) per annum;

(d)     on each day of which the Utilized Percentage of Borrowing
Base is equal to or greater than seventy-five percent (75%), one and one-eighth of one percent (1.125%) per annum.

     1.2 Section 1.1 of the Credit Agreement is hereby further amended by changing the definition therein of "Borrowing
Base Period" to read in its entirety as set forth below:

               "Borrowing Base Period" means (a) initially, the period from the Effective Date through May 31, 1997; and (b) thereafter, each six month period beginning on June 1 or December
1 of each year.

     1.3 Section 1.1 of the Credit Agreement is hereby further amended by changing the definition therein of "Immaterial
Oil and Gas Interests" to read in its entirety as set forth below:

               "Immaterial Oil and Gas Interest" shall have the meaning assigned to that term in Section 5.6 hereof.

     1.4 Section 1.1 of the Credit Agreement is hereby further amended by changing the definition therein of "Total
Commitment" to read in its entirety as set forth below:

               "Total Commitment" shall mean $75,000,000 as the same may be reduced from time to time pursuant to Section 2.9.

     2.      Modification of Section 2.5.     Section 2.5 of the
Credit Agreement is hereby amended to read in its entirety as follows:

            SECTION 2.5 Fees.

            (a) In consideration of each Bank's commitment to make Revolving Credit Loans, the Borrower will pay to Agent for the account of each Bank a commitment fee determined on a daily basis by applying the applicable Commitment Fee Rate to such Bank's Commitment percentage of the difference between (i) the Available Commitment and (ii) the aggregate outstanding principal amount of the Revolving Credit Loans, on each day from the Effective Date to but excluding the maturity Date. This commitment fee shall be due and payable in arrears on the first day of the next succeeding Fiscal Quarter, on the date of each reduction in the Total

Commitment Fee Rate shall based on the Utilized Percentage of Borrowing Base in effect on each such day and calculated pursuant to the following table:

Utilized Percentage               Applicable Commitment
 of Borrowing Base                     Fee Rate
----------------------            ---------------------------
Less than fifty percent (50%)     one-fourth of one percent
                                  (0.25%) per annum

Equal to or greater than          three-tenths of one percent
fifty-percent (50%) but less      (0.30%) per annum
than seventy-five percent (75%)

Greater than or equal to          seven-twentieths of one
seventy-five percent (75%)        percent (0.35%) per annum

            (b) In consideration of each Bank's commitment to participate in Letters of Credit, the Borrower will pay to Agent for the account of each Bank a letter of credit fee equal to the greater of (i) $500.00 and (ii) a fee determined by applying the applicable Letter of Credit Fee Rate to the face amount of each Letter of Credit from the date of issuance thereof to the date on which such Letter of Credit expires. All such Letter of Credit fees shall be payable in full in advance of the issuance of such letter of Credit. The Agent shall pay to each Bank its Commitment Percentage of such Letter of Credit fee. The applicable "Letter of Credit Fee Rate" shall be based on the Utilized Percentage of Borrowing Base in effect on each such day and calculated pursuant to the following table:

Utilized Percentage of Borrowing     Applicable Commitment Fee
Base                                 Rate
--------------------------------     --------------------------
Less than twenty-five percent        one-fourth of one percent
(%25)                                (0.50%) per annum

Equal to or greater than             five-eighths of one percent
twenty-five percent 25%) but         (0.625%) per annum
(less than fifty percent (50%)

Equal to or greater than fifty       seven-eighths of one percent
percent (50%) but less than          (0.875%) per annum
seventy-five percent (75%)

Greater than or equal to             one and one-eighth of one
seventy-five percent (75%)           percent( 1.125%) per annum

     3.      Modification of Section 3.1.  Section 3.1 of the
Credit Agreement is hereby amended by adding the phrase
"commencing March 31, 1997" immediately after the word "year" appearing in the second line thereof.

     4.      Modification of Section 3.3.  Section 3.3 of the
Credit Agreement is hereby amended by deleting the number
"$35,000,000" appearing twice in the sixth line thereof and substituting the number "$45,000,000" in lieu thereof.

     5. Modification of Section 3.5. Section 3.5 is hereby amended by deleting the date "November 1, 1996" and substituting the date "June 1, 1997" in lieu thereof.

     6.      Modification of Section 7.14.  Section 7.14 of the
Credit Agreement is hereby amended by deleting the phrase
"seventy-five percent (75%)" appearing in the fourth line thereof and substituting the phrase "one hundred percent (100%)" in lieu thereof.

     7.      Modification of Schedule 1.1.  Schedule 1.1 to the
Credit Agreement is hereby amended in its entirety to read effective on the Effective Date as provided Exhibit A attached hereto.

     8. Notes. Each of the three new Notes from the Borrower to each of the Banks delivered pursuant to Section 10.2 of this First Amendment shall be deemed to be the Notes under the Credit Agreement.

     9.      Representations and Warranties: No Default.
Borrower hereby represents and warrants that:

     9.1 The Borrower has the corporate power and authority and legal right (i) to execute and deliver this First Amendment and to perform the Credit Agreement as amended through this First Amendment and (ii) to execute, deliver and perform the New Notes and each other agreement or instrument contemplated hereby to which it is or will be a party, and (iii) to borrow under the Credit Agreement as amended through this First Amendment and the New Notes. The execution and delivery of the First Amendment and performance of the Credit Agreement as amended through the First Amendment and the consummation of the transactions contemplated thereby, and the borrowing of funds under the Credit Agreement as amended through this First Amendment and the notes, have been duly approved by the board of directors of the Borrower and no other corporate proceedings on the part of the Borrower are necessary to consummate such transactions. The Credit Agreement as amended through this First Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws related to creditors' rights generally and by general principles of equity which may limit the right to obtain equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law). This First Amendment has been and each New Note of the Borrower will be, duly executed and delivered on behalf of the Borrower.

     9.2 The New Notes, when executed and delivered by the Borrower, will be enforceable against the Borrower in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to creditors' rights generally and by general principles of equity principles of equity which may limit the right to obtain equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     9.3 The representations and warranties of the Borrower contained in Article V of the Credit Agreement are true, complete and correct in all material respects on and as of the Effective Date as though made on and as of the Effective Date (or, if stated to have been made solely as of an earlier date, were true and correct as of such earlier date).

     9.4      No Default or Event or Default under the Credit
Agreement (other than a Default which is cured by the execution and delivery of this First Amendment) has occurred and is continuing.

     10. Effectiveness. This First Amendment shall become effective on the date when each of the following conditions shall have been fulfilled (the "Effective Date"):

     10.1 The Borrower and each Bank shall have duly executed a counterpart of this First Amendment and delivered the same to the Agent, or, in the case of any Bank as to which an executed counterpart hereof shall not have been so delivered, the Agent shall have received written confirmation by facsimile, telecopy or other similar writing from such Bank of execution of a counterpart hereof by such Bank; and

     10.2 Each of the Banks shall have exchanged its prior promissory note for a new Note in the form of Exhibit A to the Credit Agreement in the principal amounts set forth on Exhibit A hereto, duly executed by the Borrower, payable to the order of each Bank, as applicable, dated hereof and with all blanks appropriately completed.

     10.3 Each Subsidiary Guarantor shall have executed and delivered to the Agent for the benefit of the Banks multiple counterparts of a Reaffirmation of Guaranty substantially in the form attached hereto as Exhibit B; and

     10.4 The Agent shall have received a certificate of the Secretary or Assistant Secretary of the Borrower, dated the Effective Date, certifying as to (i) the adoption and continuing effect of resolutions of the board of directors of the Borrower authorizing the transactions contemplated in the First Amendment;
(ii) no amendments, modifications, changes or alterations to, or revocation, repeal or supersession of, (x) its Articles of Incorporation since August 2, 1996, and (y) its Bylaws since August 2, 1996; and (iii) the incumbency of all officers of the Borrower who will execute or have executed any document or instrument required to be delivered hereunder, containing the signature of same;

     10.5 The Agent shall have received a certificate of the Secretary or Assistant Secretary of each Subsidiary Guarantor, dated the Effective Date, certifying as to (i) the adoption and continuing effect of resolutions of the board of directors of the Borrower authorizing the transactions contemplated in the First Amendment; (ii) no amendments, modifications, changes or alterations to, or revocation, repel or supersession of, (x) its Articles of Incorporation since August 2, 1996, and (y) its Bylaws since August 2, 1996; and (iii) the incumbency of all officers of the Borrower who will execute or have executed any document or instrument required to be delivered hereunder, containing the signature of same;

     10.6 The Agent shall have received the favorable written legal opinion of legal counsel to the Borrower and its Subsidiaries, addressed to the Agent for the benefit of the Banks and dated as of the Effective Date, and in form and substance satisfactory to the Agent; and

     10.7 Borrower shall have executed and delivered, or caused to be executed and delivered, such other documents and instruments and taken such other actions as the Bank may reasonably request in connection with this First Amendment or the matters referred to herein.

     11.      Ratification.       Except as amended and modified
through this First Amendment, the Credit Agreement and all other Loan Documents shall continue in full force and effect. The Credit Agreement and this First Amendment shall be read, taken and construed as one and the same instrument. The Credit Agreement as amended through this First Amendment, and all rights and powers created thereby or thereunder and under such other Loan Documents are in all respects ratified and affirmed.

     12. Counterparts. This First Amendment may be signed in any number of counterparts, and by different parties on separate counterparts, each of which shall be construed as an original, but all of which together shall constitute one and the same instrument.

     13. Certain Defined Terms. Capitalized terms used herein without definition shall have the meaning assigned to them in the Credit Agreement. The term "Credit Agreement" as defined and used in the other Loan Documents or any other instrument, document or writing furnished to the Bank by Borrower in connection with the Credit Agreement shall mean the Credit Agreement as amended through this First Amendment. The term "Notes" as defined and used in the Loan Documents or any other instrument, document or writing furnished to the Agent or the Banks by the Borrower in connection with the Credit Agreement shall mean the New Notes.

     14. Expenses. The Borrower shall pay to the Agent all expenses incurred in connection with the negotiation, preparation, distribution, execution and delivery of the First Amendment, the New Notes, and the Reaffirmation of guaranty (including, without limitation, as to each of the foregoing, the reasonable fees and disbursements of legal counsel).

     15. Headings. The headings herein shall be accorded no significance in interpreting this First Amendment.

     16.      GOVERNING LAW.  THE CREDIT AGREEMENT AS AMENDED
THROUGH THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED
IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND OF THE
UNITED STATES OF AMERICA TO THE EXTENT APPLICABLE.

     17. FINAL AGREEMENT. THE CREDIT AGREEMENT AS AMENDED THROUGH THIS FIRST AMENDMENT, THE NEW NOTES, THE SUBSIDIARY GUARANTY AS REAFFIRMED BY THE REAFFIRMATION OF GUARANTY AND THE OTHER LOAN DOCUMENTS CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN
SECTION 26.02(A) OF THE TEXAS BUSINESS AND COMMERCE CODE, AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the parties have caused this First
Amendment to be executed and delivered as of the date first above written.

                                   BORROWER:

                                   PENN VIRGINIA CORPORATION

                                   By: /s/ Steven W. Tholen
                                   Name:  Steven W. Tholen
                                   Title:  Vice President and
                                            Chief Financial
                                            Officer

                                   AGENT:

                                   TEXAS COMMERCE BANK
                                     NATIONAL ASSOCIATION
                                   as Agent

                                   By: /s/ Sandra Aultman
                                   ------------------------
                                   Name:  Sandra Aultman
                                   Title:  Vice President

                                   BANKS:

                                   TEXAS COMMERCE BANK
                                     NATIONAL ASSOCIATION
                                   as Agent

                                   FIRST UNION NATIONAL BANK OF
                                     NORTH CAROLINA

                                   By: /s/ Michael J. Kolosowsky
                                       --------------------------
                                   Name: Michael J. Kolosowsky
                                   Title:  Vice President

                                   THE FIRST NATIONAL BANK OF
                                     CHICAGO

                                   By: /s/ William V. Clifford
                                       --------------------------
                                   Name: William V. Clifford
                                   Title:  Vice President

                                             EXHIBIT A TO
                                         THE FIRST AMENDMENT

                             SCHEDULE 1.1
                                  to
                           Credit Agreement

                      Commitments, Banks, Addresses
                                        Amount of     Commitment
Bank Name and Address                   Commitment    Percentage
-------------------------------         -----------   ----------
Texas Commerce Bank National            $30,000,000     40%
Association
707 Travis 5-TCBN-86
Houston, Texas 77002
Attention:  Sandra Aultman
     Global Oil and Gas
Telecopy No:  (713) 216-4117
Telephone No:  (713) 216-1303

First Union National Bank of            $22,500,000     30%
North Carolina*
c/o First Union Corporation of
North Carolina
1001 Fannin Street, Suite 2255
Houston, Texas 77002
Attention:  Paul N. Riddle
Telephone No:  (713) 650-3716
Telecopy No:  (713-650-6354

The First National Bank of Chicago     $22,500,000      30%
One First National Plaza
10th Floor
Chicago, Illinois 60670
Attention:  Bill Laird/Mike Lorenzi
      Energy Unit
Telephone No:  (312) 732-5635
     (312) 732-4840                   ------------    ---------

                                      $75,000,000     100.0000%

EXHIBIT B

                     REAFFIRMATION OF GUARANTY

     This Reaffirmation of Guaranty dated as of May 1, 1997, is made by each of the parties listed on the signatures pages hereof, together with each other person who may become a party hereto pursuant to Section 22 of the Guaranty defined below (each a "Subsidiary Guarantor" and collectively, "Subsidiary Guarantors"), jointly and severally, in favor of TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association ("TCB") as agent on behalf of the financial institutions that are or may from time to time become signatories to the Credit Agreement defined below (the "Banks")(in such capacity, the "Agent").

     WHEREAS, Penn Virginia Corporation, a Virginia corporation
(the "Borrower"), the Banks and the Agent are parties to that certain Credit Agreement dated as of August 2, 1996 (the "Credit
Agreement"); and

     WHEREAS, pursuant to that certain Subsidiary Guaranty dated as of August 2, 1996, (the "Guaranty"), each of the Subsidiary Guarantors unconditionally guaranteed the punctual payment when due of the "Obligations" (as that term is defined in the Credit Agreement) of the Borrower under the Credit Agreement; and

     WHEREAS, the Borrower has requested that the Banks and the Agent increase their respective Commitments under the Credit
Agreement; and

     WHEREAS, the Agent and the Banks are willing to consent to such an increase in their respective Commitments under the Credit Agreement upon the execution and delivery of this Reaffirmation of Guaranty by an authorized representative of each Subsidiary Guarantor;

     NOW, THEREFORE, as an inducement to the Agent and the Banks to increase the aggregate Commitments under the Credit Agreement from $50,000,000 to $75,000,000, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each Subsidiary Guarantor, each subsidiary Guarantor agrees as follows:

1. Each Subsidiary Guarantor is aware of, and consents to, the terms and provisions of that certain First Amendment to Credit Agreement dated as of May 1, 1997, by among the Borrower, the Banks and the Agent (the "First Amendment").

2. Each Subsidiary Guarantor hereby agrees that the Guaranty shall remain unchanged and the terms, conditions, representations, warranties, and covenants of said Guaranty are true as of the date hereof, are ratified and confirmed in all respects and shall be continuing and binding upon each Subsidiary Guarantor and such Guaranty shall be fully applicable to all loans made under the increased commitments and pursuant to the Credit Agreement as amended through the First Amendment. Each Subsidiary Guarantor hereby agrees that the terms of the Credit Agreement shall in no manner impair the Guaranty or any of the obligations of any Subsidiary Guarantor thereunder, and all of the terms of the Guaranty are in full force and effect.

3. Each Subsidiary Guarantor hereby represents and warrants to the Banks and the Agent that (a) such Subsidiary Guarantor has the corporate power, authority and legal right to execute and deliver this Reaffirmation of Guaranty and to perform its obligations under the Guaranty, as ratified and affirmed hereby, and has taken all necessary corporate action to authorize the execution and delivery of this Reaffirmation of Guaranty, (b) this Reaffirmation of Guaranty has been duly executed and delivered on behalf of such Subsidiary Guarantor, and (c) the Guaranty, as ratified and affirmed hereby, constitutes a valid and legally binding agreement enforceable against such Subsidiary Guarantor in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to creditors' right generally and by general principles of equity which may limit the right to obtain equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4. Capitalized terms used herein which are defined in the Guaranty and not otherwise defined herein shall have the meanings specified therein.

5. This instrument shall be governed by and construed in accordance with the laws of the State of Texas.

6. THE GUARANTY, AS REAFFIRMED HEREBY, TOGETHER WITH THE OTHER LOAN DOCUMENTS CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN
SECTION 26.02(A) OF THE TEXAS BUSINESS AND COMMERCE CODE, AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     EXECUTED to be effective as of the date first written above.

     "SUBSIDIARY GURANTORS"

                            PENN VIRGINIA OIL & GAS CORPORATION

                            PENN VIRGINIA COAL COMPANY

                            PENN VIRGINIA RESOURCES CORPORATION

                            PENN VIRGINIA EQUITIES CORPORATION